UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------- FORM 8-K/A -------------

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 1999

                            ELITE TECHNOLOGIES, INC.
                (Exact name of Company specified in its charter)

TEXAS                             0-17597                    76-0252296
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)

3700 CRESTWOOD PARKWAY SUITE 1000 DULUTH, GEORGIA            30096
(Address of principal executive offices)                     (Zip Code)

(770) 381-8089
(Registrant's telephone number, including area code)

AMENDMENT TO CURRENT REPORT

Item 4 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Pursuant to the Securities Act of 1934, the Company filed an 8-K for change of Registrant's Certifying Accountants. This filing was misfiled, under the Company's previous name, CONCAP, Inc. and is therefore being refiled under the correct name. This misfiling has caused a delay in filing.

      On July 15, 1999, the Company dismissed its independent accountant, Rachlin Cohen & Holtz LLP and engaged a new independent accountant, KPMG, LLP, to audit the financial statements for the fiscal year ended May 31, 1999. The decision to change accountants was approved by the Company's board of directors.

      The reports on the financial statements for the past two years do not contain any adverse opinion or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

      The accountant's report of Rachlin Cohen & Holtz LLP on the financial statements of CONCAP, Inc. (the Company's previous name) as of May 31, 1998, and 1997, and for each of the three years in the period ended May 31, 1998 and for the period from inception to May 31, 1998 contained an explanatory paragraph referring to an uncertainty as to the Company's ability to continue as a going concern.

      This change in the Company's accountants was due to the Company's desire to engage an auditor with a larger staff. There were no disagreements with Rachlin Cohen & Holtz LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 7 EXHIBIT INDEX

16.1 Letter from Rachlin Cohen & Holtz LLP re Change in Certifying
Accountants                                                                  E-1

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Elite Technologies, Inc.


                                      By: /s/ SCOTT SCHUSTER
                                          ---------------------------------
                                              Scott Schuster
                                              Chairman